UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2010

HealthWarehouse.com, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-13117	22-2413505
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

100 Commerce Boulevard
Cincinnati, Ohio	45140
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (513) 618-0911

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03              Material Modification to Rights of Security Holders.

See Item 5.03 below.

Item 5.03              Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)           On July 21, 2010, HealthWarehouse.com, Inc. (the “Company”) filed a Current Report on Form 8-K, reporting that the Company had filed a Certificate of Amendment to its Certificate of Incorporation with the Secretary of State of the State of Delaware effecting a reverse split or combination of the Company’s $0.001 par value common stock (the “Common Stock”) of one (1) share for every twenty (20) shares outstanding.  As a result of the reverse split, every twenty (20) shares of Common Stock outstanding before the reverse split will represent one (1) share of Common Stock after the reverse split.  The Financial Industry Regulatory Authority has now confirmed that the reverse split will become effective for trading purposes on the OTC Bulletin Board effective at the open of business on July 29, 2010.  This Amendment No. 1 should  be read in conjunction with the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on July 21, 2010.

(b)	Not applicable.

Item 9.01              Financial Statements and Exhibits.

(d)           Exhibits.

99.1         Press Release dated July 29, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 29, 2010	HEALTHWAREHOUSE.COM, INC.

	By:	/s/ Lalit Dhadphale
Lalit Dhadphale
President and Chief Executive Officer